UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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STAKTEK HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAYNE R. LIEBERMAN

President and Chief Executive Officer

March 10, 2006

To our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Staktek Holdings, Inc. to be held on Thursday, April 20, 2006, at 1:00 p.m. (Central time) at Staktek’s headquarters, located at 8900 Shoal Creek Blvd., Suite 125, Austin, Texas 78757.

The agenda for the Annual Meeting is described in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached materials.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone, or by completing, dating, signing and promptly returning the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Annual Meeting. Returning the accompanying proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

Voting over the Internet, by phone or by proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

We appreciate your support of and continued interest in Staktek Holdings, Inc.

Sincerely,

Wayne R. Lieberman

Notice of Annual Stockholders’ Meeting

To be Held April 20, 2006

YOUR VOTE IS IMPORTANT

Notice

Staktek Holdings, Inc. (the “Company”) will hold its 2006 Annual Meeting of Stockholders as follows:

Thursday, April 20, 2006

1:00 P.M.

Staktek

8900 Shoal Creek Blvd., Suite 125

Austin, Texas 78757

At the meeting, stockholders will vote to:

(i) elect eight Staktek directors for one-year terms;

(ii) approve the 2006 Staktek Equity-Based Compensation Plan; and

(iii) consider such other business as may properly come before the meeting.

You can vote four different ways. You can vote by attending the meeting, by telephone, by the Internet, or by proxy card. For specific voting information, please see “Questions and Answers About the Proxy Materials, the Annual Meeting and Voting Procedures” on page 2.

Stockholders of record at the close of business on March 1, 2006, are entitled to vote at the Annual Meeting and at any adjournment thereof. On that day, 48,451,848 shares of Staktek common stock were issued and outstanding. Each share entitles the holder to one vote. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our office located at 8900 Shoal Creek Blvd., Suite 125, Austin, Texas 78757.

The Board asks you to vote in favor of each of the proposals. This Proxy Statement provides you with detailed information about each proposal. We are also using this Proxy Statement to discuss our compensation practices and philosophy.

We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about Staktek from the Annual Report to Stockholders on Form 10-K included with this mailing and from documents that we have filed with the Securities and Exchange Commission.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,

THE ANNUAL MEETING AND VOTING PROCEDURES

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the Annual Meeting of Stockholders to take place on April 20, 2006. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Stockholders’ Meeting. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2006 Annual Report to Stockholders on Form 10-K for the year ended December 31, 2005 is also enclosed.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled to be voted on at the meeting:

•	the election of eight directors; and

•	approval of the 2006 Staktek Equity-Based Compensation Plan.

Q:	What is Staktek’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the proposals.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of the close of business on March 1, 2006 (the “Record Date”), may be voted by you at the Annual Meeting and at any adjournment thereof. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Staktek stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Staktek. As the stockholder of record, you have the right to grant your voting proxy directly to Staktek or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting and any adjournment thereof. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You may be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

BY INTERNET—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

BY TELEPHONE—If you live in the United States or Canada, you may submit your proxy by following the “Vote by Phone” instructions on the proxy card.

BY MAIL—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How Are Votes Counted?”

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this change by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may accomplish this change by submitting new voting instructions to your broker or nominee.

Q:	How are votes counted?

A:

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” approving the 2006 Staktek Equity-Based Compensation Plan and “FOR” on any other matters that properly come before the meeting).

Q:	What is the voting requirement to approve each of the proposals?

A:	A director must receive the affirmative “FOR” vote of a plurality of the votes cast by the stockholders in order to be re-elected. The other proposal requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” below. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	How can I obtain an admission ticket for the meeting?

A:	Two cut-out admission tickets are included on the back of this Proxy Statement. Tickets are available for additional joint owners. To request additional tickets, please contact the Staktek Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on March 1, 2006, and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of March 1, 2006.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and will publish final results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2006.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, W. Kirk Patterson, Senior Vice President and Chief Financial Officer, and Stephanie A. Lucie, Senior Vice President, General Counsel and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What classes of shares are entitled to be voted?

A:	Each share of our common stock outstanding as of the Record Date is entitled to one vote on each item being voted upon at the Annual Meeting and any adjournment thereof. On the Record Date, we had 48,451,848 shares of common stock issued and outstanding.

Q:	What is the quorum requirement for the meeting?

A:

The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:	Is cumulative voting permitted for the election of directors?

A:	No.

Q:	Who will count the votes?

A:	A representative of Automatic Data Processing, Inc. will tabulate the votes. A representative of Staktek will act as the inspector of the election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Staktek or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management for review and consideration.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet or by telephone, however, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in Staktek’s Proxy Statement for next year’s Annual Meeting, the written proposal must be received by the Company no later than November 17, 2006. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s Annual Meeting, written notice must be received by Staktek no later than November 17, 2006, and shall contain the information required by our Bylaws.

Copy of Bylaw Provisions: You may contact the Staktek Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD STRUCTURE AND COMPENSATION

Our Board currently has eight directors, three of whom are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards, and two of whom are employee directors. Because Austin Ventures L.P. and its affiliates own more than 50% of our common stock, we are considered a “controlled company” under NASD Marketplace Rule 4350(c)(5), and we are exempt from NASD rules that would otherwise require that our Board of Directors consist of a majority of independent directors. We have three Board committees: Audit, Compensation, and Nominating and Governance. The membership and the function of each committee are described below. During the year ended December 31, 2005, the Board held four meetings and acted by unanimous written consent four times. All directors are expected to attend each meeting of the Board and the committees on which they serve. In 2005, no director attended less than 75% of all of the meetings of the Board and the committees on which he served. The members of the committees and the number of meetings of each of the committees held during the year ended December 31, 2005 are identified in the following table:

Name of Director	Audit	Compensation	Nominating and Governance
Independent Directors:
Harvey B. Cash	X		X
Kevin P. Hegarty[1]	X
A. Travis White	Chair	X
Other Directors:
Joseph C. Aragona		X	Chair
Clark W. Jernigan		Chair
Edward E. Olkkola
Employee Directors:
James W. Cady[2]			X
Wayne R. Lieberman
Actions by Unanimous Written Consent for Year Ended December 31, 2005	1	5	0
Number of Meetings in Year Ended December 31, 2005	5	2	1

[1]	Mr. Hegarty joined the Board in February 2006.
[2]	Mr. Cady announced his retirement as an employee effective April 1, 2006. He will provide consulting services to the Company on a limited basis and will remain on the Board.

Audit Committee

The Audit Committee is composed of three independent directors who review our auditing, accounting, financial reporting and internal control functions, and select our independent registered public accounting firm. In addition, the Committee approves the non-audit services of our independent registered public accounting firm. In discharging its duties, the Committee:

•	reviews and approves the scope of the annual audit and the fees of the independent registered public accounting firm;

•	meets independently with our independent registered public accounting firm and our senior management; and

•	reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable Securities and Exchange Commission rules and applicable Nasdaq listing standards. The Board has designated Mr. Travis White as the “Audit Committee financial expert” who is “independent,” both as defined under applicable Securities and Exchange Commission rules.

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category or services and is generally subject to a budget. The independent registered public accounting firm and management periodically report to our Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described in this Proxy Statement with respect to audit fees, tax fees and all other fees were pre-approved by our Audit Committee pursuant to its pre-approval policy.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board of Directors in this Proxy Statement, as well as the Audit Committee Charter attached to this Proxy Statement as Exhibit A and posted on our web site under Investor Relations.

Compensation Committee

The Compensation Committee is composed of three directors, one of whom is independent. The Committee reviews and approves salaries and other matters relating to executive compensation, and administers the Company’s stock option plan, including granting and reviewing stock options to executive officers and other employees. The Compensation Committee also reviews and approves various other company compensation plans, policies and matters. For additional information relating to the Compensation Committee, see the Report of the Compensation Committee of the Board of Directors in this Proxy Statement. In addition, the Charter of the Compensation Committee is attached to this Proxy Statement as Exhibit B and is posted on our web site under Investor Relations.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of three directors, one of whom is independent under the NASD rules. Because we are a “controlled company” under NASD Marketplace Rule 4350(c)(5), we are exempt from NASD rules that would otherwise require that this Committee be composed entirely of independent directors. This Committee provides counsel to the Board with respect to Board organization, membership and function, as well as committee structure and membership. The Committee is also responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each Annual Meeting.

The Nominating and Governance Committee has determined that nominees for election as director should have the following qualifications:

(i) possess high personal and professional ethics, integrity and values;

(ii) be committed to representing the long-term interests of the Company’s stockholders;

(iii) have an inquisitive and objective perspective and mature judgment;

(iv) possess experience at policy-making levels in business and technology, and in areas that are relevant to the Company’s activities;

(v) have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated; and

(vi) be prepared to devote appropriate time and attention to the Board and Committee duties required of them.

This Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the Committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards set forth above.

The Charter of the Nominating and Governance Committee is attached to this Proxy Statement as Exhibit C and is posted on our web site under Investor Relations.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines that are attached to this Proxy Statement as Exhibit D and are posted on our web site under Investor Relations. Among other matters, the Guidelines include the following:

•	The Chief Executive Officer may not serve as the Chairman of the Board.

•	Directors shall retire at the age of 70.

•	The Board will have an Audit, Compensation, and Nominating and Governance Committee. The Audit Committee shall consist solely of independent directors.

•	The independent directors shall usually meet in executive session either before or after each regularly scheduled Board meeting.

Code of Conduct

The Company has adopted a Code of Conduct that applies to our directors and employees. This Code of Conduct can be found under the Investor Relations section on our web site and is included as Exhibit 14.1 to our Annual Report on Form 10-K.

Director Compensation Arrangements

Compensation for independent directors is a combination of cash and equity-based compensation. Directors who are not independent directors do not receive any compensation for their Board activities. Independent directors may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation. The following table sets forth the cash compensation paid to non-employee directors during year ended December 31, 2005.

Annual Director Retainer	$15,000
Audit Chairperson Annual Retainer	$5,000
Board Meeting Attendance Fees (in person)	$1,000
Committee Meeting Attendance Fees (in person)	$750
Board and Committee Meeting Attendance Fees (attending telephonically)	$500

In addition, each independent director receives an option to purchase 100,000 shares of common stock of Staktek upon becoming a director, with 25% vesting after one year and the remainder vesting equally over the following 36 months. Upon re-election, independent directors do not receive additional options to purchase common stock.

In February 2006, the Compensation Committee increased the annual retainer for independent directors from $15,000 to $20,000, and also increased the Audit Chairperson’s annual retainer from $5,000 to $15,000.

PROPOSALS TO BE VOTED ON

Proposal No. 1

ELECTION OF DIRECTORS

There are eight nominees for election to our Board this year, each of whom has served as a director as of each of the dates listed below. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next Annual Meeting and until their respective successors are elected. There are no family relationships among our executive officers and directors.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees.

Vote Required

A director must receive the affirmative “FOR” vote of a plurality of the votes cast by the stockholders entitled to vote in order to be re-elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect.

Information About Nominees

JOSEPH C. ARAGONA

Director since May 2003

Mr. Aragona, age 49, is currently Chairman of the Board of Staktek, a position he has held since May 2003. From May 2003 to the closing of the Staktek acquisition in August 2003, Mr. Aragona also served as our President. Mr. Aragona is one of the founders of Austin Ventures and has served as a general partner of Austin Ventures, a venture capital firm and our majority stockholder, since 1982, where he focuses on investments in the information technology industry. Mr. Aragona also currently serves on the Boards of Directors of 724 Solutions, Inc., a provider of mobile network operator infrastructure software, as well as several privately held companies.

JAMES W. CADY

Director since August 2003

Mr. Cady, age 64, is Staktek’s Chief Technology Officer. He announced his retirement effective April 1, 2006. Following his retirement, he will provide consulting services to the Company on a limited basis and will remain on the Board of Directors. Mr. Cady served as the acting Chief Technology Officer since May 2005 and was named to the position of Chief Technology Officer in October 2005. He served as President from the closing of the Staktek acquisition in August 2003 until May 2005, and as Chief Executive Officer until October 2005. He has served as a member of our Board of Directors since the closing of the Staktek acquisition. Previously, he served as President and Chief Executive Officer of Staktek Corporation since November 2001, and as a member of the Board of Directors of Staktek Corporation since December 1998. From March 1999 to November 2001, Mr. Cady served as President of Staktek Corporation. From May 1991 to March 1999, Mr. Cady served in other management positions at Staktek Corporation. Prior to that time, Mr. Cady served as Vice President of Technology and Vice President of Operations of KDT Industries and as Director of Systems Integration at National Advanced Systems, a division of National Semiconductor, an analog-based semiconductor company.

HARVEY B. CASH

Director since November 2003

Mr. Cash, age 67, has served as a member of our Board of Directors since November 2003. Mr. Cash has served as a general partner of InterWest Partners, a venture capital firm, since 1986. He also currently serves on the Boards of Directors of Argonaut Group, Inc., a provider of specialty insurance; Ciena Corporation, a designer and manufacturer of multiplexing systems for fiber optic networks; First Acceptance Corporation, a provider of low-cost auto insurance; i2 Technologies, Inc., a provider of marketplace services; and Silicon Laboratories Inc., a developer of mixed-signal integrated circuits.

KEVIN P. HEGARTY

Director since February 2006

Mr. Hegarty, age 50, has served as a member of our Board of Directors since February 2006. Mr. Hegarty currently serves as Vice President and Chief Financial Officer of The University of Texas at Austin, a position he has held since October 2001. From 1997 until September 2001, he served as Vice President and Chief Financial Officer of Dell Financial Services and Vice President and Corporate Controller of Dell, Inc. He also held positions of Senior Vice President and Comptroller of Associates First Capital; Controller and Senior Group Financial Manager of Trammell Crow Company; as well as an auditor with PricewaterhouseCoopers.

CLARK W. JERNIGAN

Director since August 2003

Mr. Jernigan, age 44, has served as a member of our Board of Directors since August 2003. Mr. Jernigan has served as a principal for Austin Ventures since October 2001, where he focuses on investments in the semiconductor industry. From 1997 to 2001, he served as Director of Engineering, Vice President and General Manager of the communications division, and, most recently, Vice President of New Business Development, of Cirrus Logic, Inc. Mr. Jernigan also currently serves on the Board of Directors of Jundt Growth Fund, Inc., Jundt Funds, Inc. and American Eagle Funds, Inc., each of which is a registered mutual fund investment management company, and on the Boards of Directors of several privately held companies.

WAYNE R. LIEBERMAN

Director since October 2005

Mr. Lieberman, age 47, joined the Company in May 2005 as President, and was named Chief Executive Officer and director in October 2005. From Februrary 2003 until September 2004, he served as Vice President and General Manager of the Enterprise Business Unit, Communications Business Group, of Marvell Semiconductor, Inc., a provider of storage, communications and consumer silicon solutions. From September 2001 to February 2003, he held the position of Executive Vice President of Corporate Strategy and Business Development for Radlan Inc., a provider of enterprise networking software, and from May 1996 to September 2001, he served as Worldwide Manager of DSP SW Business Strategy at Texas Instruments (TI). Prior to that, he worked in various management positions at Tartan Laboratories, Inc., which was acquired by TI in 1996, Legent, Inc., Calay Systems, Inc. and Compunetics, Inc.

EDWARD E. OLKKOLA

Director since January 2005

Mr. Olkkola, age 46, joined our Board of Directors in January 2005. Mr. Olkkola has served as an operating partner of Austin Ventures since April 2005, where he focuses on hardware investing. Prior to that time, he served as a general partner of Austin Ventures since December 1998 and a partner from September 1998. From August 1993 until August 1998, he was employed by Compaq Computer Corporation, serving as Vice President and General Manager of the Communications Division and prior to that, as Vice President of Business Development. Before joining Compaq, he spent ten years with Motorola Information Systems Group in a variety of engineering, marketing, strategy and finance roles. He serves on the Boards of Directors of several privately held companies.

A. TRAVIS WHITE

Director since November 2003

Mr. White, age 60, has served as a member of our Board of Directors since November 2003. From April 1998 to January 2000, Mr. White served as President and Chief Executive Officer of Centillium Communications, Inc., a provider of integrated silicon solutions for the broadband industry. From February 1995 to March 1998, he served as a Senior Vice President of Sony Corporation and as President of Sony Semiconductor Co. of America. From August 1983 to February 1995, Mr. White served in various senior management positions with LSI Logic Corporation, a developer of integrated circuits and storage systems, including as Chairman, President and Chief Executive Officer of LSI’s publicly traded Canadian company and as Senior Vice President of European Operations. Mr. White also currently serves on the Boards of Directors of Microtune, Inc. and two privately held companies.

Proposal No. 2

APPROVAL OF THE 2006 STAKTEK EQUITY-BASED COMPENSATION PLAN

Our stockholders are being asked to approve the 2006 Staktek Equity-Based Compensation Plan (the “Stock Plan”).

General

Subject to stockholder approval, our Board of Directors has recommended the adoption of the Staktek Holdings, Inc. 2006 Equity-Based Compensation Plan (the “Equity-Based Compensation Plan”). A summary description of the material features of this Plan is set forth below.

We currently sponsor the Staktek Holdings, Inc. 2003 Stock Option Plan (the “Stock Option Plan”), pursuant to which 11,030,000 shares of the common stock, par value $.001 per share, of the Company (the “Common Stock”) may be issued. As of December 31, 2005, 1,127,199 shares were available for future awards under the Stock Option Plan and 5,207,059 shares were the subject of outstanding awards under the Stock Option Plan. The exercise prices for stock options under the Stock Option Plan range from $0.01 to $13.06. Presently, our Stock Option Plan provides only for granting options. With the approval of the Equity-Based Compensation Plan, we will be able to utilize a greater array of equity compensation alternatives in structuring compensation arrangements for our employees. The Equity-Based Compensation Plan will make available other types of awards, including but not limited to stock appreciation rights, restricted stock units, restricted stock awards, bonus stock and dividend equivalents, through which eligible persons may acquire and maintain stock ownership in Staktek. While our Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making these awards.

Description of the Proposed Plan

The description of the Equity-Based Compensation Plan set forth below is a summary of the material features of this plan as proposed. This summary, however, does not purport to be a complete description of all the provisions of this plan. The summary is qualified in its entirety by reference to the Equity-Based Compensation Plan, a copy of which is attached hereto as Exhibit E and incorporated by reference. The purpose of the Equity-Based Compensation Plan is to provide a means to enhance the profitable growth of the Company by attracting and retaining employees, directors, consultants and advisors by providing these individuals with a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of our Common Stock. The Equity-Based Compensation Plan also provides additional incentives and reward opportunities designed to strengthen these individuals’ concern for the welfare of the Company and their desire to remain employed. We seek to achieve the purpose of this plan by primarily providing grants of (i) stock appreciation rights (“SARs”), (ii) restricted stock awards (“Restricted Stock Awards”), (iii) restricted stock units (“Restricted Stock Units”),

(iv) bonus stock (“Bonus Stock”), (v) dividend equivalents, (vi) other stock-based awards, or (vii) any combination of these awards (collectively referred to as “Awards”). The Equity-Based Compensation Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration of the Plan

Our Board of Directors has appointed the Compensation Committee (the “Committee”) to administer the Equity-Based Compensation Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action. Unless otherwise limited by the Equity-Based Compensation Plan, Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Internal Revenue Code of 1986, as amended (the “Code”), the Committee has broad discretion to administer the Equity-Based Compensation Plan, interpret its provisions and adopt policies for implementing it. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of the Awards (measured in cash, shares of Common Stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under this plan, terminate, modify or amend this plan (subject to Board ratification), and execute all other responsibilities permitted or required.

Persons Who May Participate in the Equity-Based Compensation Plan

Any individual who provides services to the Company or its subsidiaries, including independent directors of and consultants for the Company (an “Eligible Person”), and who is designated by the Committee to receive an Award under the Equity-Based Compensation Plan will be a “Participant.” An employee on leave of absence may be considered still employed by us for determining eligibility for participation. Any individual granted an Award, which remains outstanding under this plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Equity-Based Compensation Plan. The Company currently has three independent directors, four executive officers and approximately 75 other employees who are eligible to participate in the Equity-Based Compensation Plan.

A Participant under this plan will be eligible to receive an Award pursuant to its terms and subject to any limitations imposed by appropriate action of the Committee. No Award may be granted if the Award relates to a number of shares of Common Stock that exceeds the number of shares that remain available under this plan minus the number of shares issuable in settlement of or relating to outstanding Awards. In addition, in any 12-month period established by the Committee, no Award may be granted to an Eligible Person likely to be a “Covered Employee” for purposes of section 162(m) of the Code (discussed below) for more than 100,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the Equity-Based Compensation Plan) and no payment may be made to an Eligible Person likely to be a Covered Employee in excess of $700,000 with respect to Awards that are not related to Common Stock.

Securities to be Offered

Shares Subject to the Equity-Based Compensation Plan. The maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the Equity-Based Compensation Plan shall not exceed 800,000 shares (subject to any adjustment due to recapitalization or reorganization). If Common Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Common Stock or is otherwise terminated without a delivery of shares to a Participant, the shares of Common Stock that were subject to that Award will again be available for issue, transfer or exercise pursuant to Awards under the Equity-Based Compensation Plan to the extent allowable by law. The Common Stock sold pursuant to the Equity-Based Compensation Plan may be authorized but unissued shares, shares held by the Company in treasury, or shares which have been reacquired by the Company, including shares which have been bought on the market for the purposes of the Equity-Based Compensation Plan. The fair market value of the Common Stock on a given date will be the last reported sales price so reported by the National Association of Securities Dealers, Inc. Automated

Quotations, Inc. (“NASDAQ”) National Market System for the Common Stock on such date or, if no sale takes place, then the average of the closing bid and asked prices on such day or, if no prices are available for that day, the last reported sales price so reported on the last business day before the date in question. There are no fees, commissions or other charges applicable to a purchase of Common Stock under this plan.

Awards

SARs. SARs may be awarded in connection with or separate from an option. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of the Common Stock on the date of exercise over the grant price of the SAR as determined by the Committee. SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered option or portion thereof will then cease to be exercisable. An SAR is exercisable only to the extent that the related option is exercisable. SARs granted independently of an option will be exercisable as the Committee determines. The term of an SAR will be for a period determined by the Committee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Committee provides in the Award agreement governing the SAR.

Unless otherwise set forth in the applicable Award agreement, a SAR shall be exercisable after a Participant’s termination of service and shall thereafter terminate and cease to be exercisable (i) in the case of termination due to death or disability (as defined in the Equity-Based Compensation Plan) of the Participant, 12 months after the date on which the Participant’s service with us terminates or on the SAR Expiration Date (as defined in the Equity-Based Compensation Plan), whichever is earlier; or (ii) in the case of termination for Cause (as defined in the Equity-Based Compensation Plan), immediately upon termination of service; or (iii) in the case of other termination of service, three months after the date on which Participant’s service terminated or on the “SAR Expiration Date” (as defined in the Equity-Based Compensation Plan), whichever is earlier.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at times and under circumstances as determined by the Committee. Except as otherwise provided under the terms of the Equity-Based Compensation Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the Common Stock subject to the Restricted Stock Award or to receive dividends on the Common Stock subject to the Restricted Stock Award (subject to any mandatory reinvestment or other requirements imposed by the Committee) during the restriction period. Unless otherwise waived by the Committee, a Restricted Stock Award that is subject to forfeiture restrictions will be forfeited and reacquired by us upon termination of employment. As a condition of a Restricted Stock Award grant, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Common Stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards. Unless otherwise determined by the Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which the Common Stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

Restricted Stock Units. Restricted Stock Units are rights to receive Common Stock, cash, or a combination of both at the end of a specified period. The Committee may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, which may lapse at times determined by the Committee. Restricted Stock Units may be satisfied by delivery of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the Restricted Stock Units, or any combination thereof determined by the Committee at the date of grant or thereafter. Except as otherwise provided by the Committee in the Award agreement or otherwise, Restricted Stock Units subject to forfeiture restrictions may be forfeited upon termination of a Participant’s employment prior to the end of the specified period. Dividend equivalents on the specified number of shares of Common Stock covered by Restricted Stock Units will be either (i) paid with respect to the Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a fair market value equal to the amount of the dividends, or (ii) automatically deemed reinvested in additional Restricted Stock Units, other Awards, or other investment vehicles permitted by the Committee and elected by the Participant, unless otherwise determined by the Committee on the date of grant.

Bonus Stock and Awards in Lieu of Company Obligations. The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Equity-Based Compensation Plan or under other plans or compensatory arrangements, subject to any applicable provision under section 16 of the Exchange Act. The Committee will determine any terms and conditions applicable to grants of Common Stock or other Awards, including performance criteria associated with an Award. Any grant of Common Stock to one of our executive officers in lieu of salary or other cash compensation will be reasonable, as determined by the Committee.

Dividend Equivalents. Dividend equivalents may be granted entitling a Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments at the discretion of the Committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional Common Stock, Awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Other Stock-Based Awards. Participants may be granted, subject to applicable legal limitations and the terms of the Equity-Based Compensation Plan and its purposes, other Awards related to Common Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Common Stock). These Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. The Committee will determine the terms and conditions of all Awards, including without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award. Cash awards may be granted as an element of or a supplement to any Awards permitted under this plan.

Performance Awards. The Committee may designate that certain Awards granted under the Equity-Based Compensation Plan constitute “performance” Awards. A performance Award is any Award (including a cash award) the grant, exercise or settlement of which is subject to one or more performance standards. Additionally, a performance Award is an Award granted to a person designated by the Committee, at the time of grant of the performance Award, as likely to be a Covered Employee within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto) for the year. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used by the Committee in establishing performance goals: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets, return on assets, return on investment, return on capital, or return on equity; (vi) economic value added; (vii) operating margin or contribution margin; (viii) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (ix) total stockholder return; (x) debt reduction; (xi) combined ratio; (xii) reduction in expense ratio; (xiii) gross margin; (xiv) yield; and (xv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Other Provisions

Tax Withholding. At the discretion of the Committee and subject to conditions that the Committee may impose, a Participant’s minimum statutory tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of Common Stock issuable pursuant to the Award based on the fair market value of the shares.

Merger or Recapitalization. If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Committee in the shares subject to an Award under the Equity-Based Compensation Plan.

Change in Control. Upon a “Change in Control” (as this term is defined in the Equity-Based Compensation Plan), outstanding awards will vest and become fully exercisable. The Committee, acting in its sole discretion, shall make adjustments to Awards then outstanding as the Committee deems appropriate to reflect a Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding; provided, further that the right to make adjustments shall include, but not be limited to, the modification of an Award so that the holder of the Award shall be entitled to receive (in lieu of the total shares that the holder would otherwise be entitled to receive under the Award (the “Total Shares”)), the number of shares of stock, other securities, cash or property to which the Total Shares would have been entitled to in connection with the Change in Control.

Amendment. Without stockholder or Participant approval, the Board may at any time and from time to time suspend, discontinue, revise, or amend the Equity-Based Compensation Plan or the Committee’s authority to grant Awards under the plan. Amendments or alterations to this plan, including any increase in any share limitation, are subject to stockholder approval to the extent approval is required by any state or federal law or regulation or the rules of NASDAQ National Market System, and the Board may otherwise, in its discretion, determine to submit other changes to this plan to stockholders for approval; provided, that without the consent of an affected Participant, no Board action may materially and adversely affect the rights of a Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this plan; provided, that without the consent of an affected Participant, no Committee action may materially and adversely affect the rights of a Participant under an Award.

Transferability of Awards. Awards will not be transferable other than by will or the laws of descent and distribution.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Equity-Based Compensation Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Equity-Based Compensation Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

SARs. Participants will not realize taxable income upon the grant of a SAR. Upon the exercise of a SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the grant price established under the SAR. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a SAR that equals the fair market value of such shares on the date of exercise. Subject to certain limitations, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Restricted Stock Awards; Restricted Stock Units; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Restricted Stock Units denominated in Common Stock, but rather, will generally recognize ordinary compensation income at the time he receives Common Stock in satisfaction of the Restricted Stock Units in an amount equal to the fair market value of the Common Stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award or Bonus Stock Award in an amount equal to the fair market value of the Common Stock when the stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the Common Stock is received, in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends that are received by a Participant prior to the time that the Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deducibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), these amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the Equity-Based Compensation Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the Equity-Based Compensation Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1 million with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1 million deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of Common Stock that exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period that exceeds a specified limitation. If the Equity-Based Compensation Plan proposed by the Board of Directors is approved at the Annual Meeting, a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1 million deductibility limitation may not receive performance-based Awards relating to more than 100,000 shares of Common Stock or, with respect to Awards not related to Shares of Common Stock, $700,000, in any given fiscal year. Although the Equity-Based Compensation Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception.

Equity-Based Compensation Plan Benefit Table

The Awards, if any, that will be granted to eligible persons under the Equity-Based Compensation Plan are subject to the discretion of the Committee and, therefore, are not determinable. The following table sets forth, for the Named Executive Officers and directors, all stock options granted prior to December 31, 2005 under the Stock Option Plan.

Name and Principal Position	Number of Shares Underlying Awards
Wayne R. Lieberman President and Chief Executive Officer	1,007,507
James W. Cady Chief Technical Officer	1,487,080
W. Kirk Patterson Senior Vice President and Chief Financial Officer	544,598
Charles R. Earnhart[1]	544,382
Stephanie A. Lucie Senior Vice President, General Counsel and Secretary	362,485
Harvey B. Cash	215,000
A. Travis White	215,000
Kevin P. Hegarty	100,000
All current executive officers as a group	3,401,670
Independent directors as a group	530,000
All current executive officers and directors	3,931,670

[1]	Mr. Earnhart retired in June 2005.

Equity Compensation Plan Information

We currently maintain two equity compensation plans, the 2003 Stock Option Plan, providing for the issuance of common stock to our employees, directors and consultants, and the 2005 Employee Stock Purchase Plan. The following table provides information about the Company’s common stock that may be issued upon the exercise of options under the Company’s 2003 Stock Option Plan as of December 31, 2005 and the shares of stock issued pursuant to the 2005 Employee Stock Purchase Plan as of December 31, 2005.

	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	5,168,139	$3.01	2,145,878
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	5,168,139	$3.01	2,145,878

Required Vote and Recommendation

Approval of the proposed Equity-Based Compensation Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under

Delaware law, an abstention will have the same legal effect as a vote against the proposed amendment, and broker non-votes will have no effect on the outcome of the proposed amendment. Unless otherwise instructed on the proxy or unless authority to vote is withheld, the enclosed proxy will be voted for the Equity-Based Compensation Plan.

If the provisions of the Equity-Based Compensation Plan submitted to stockholders are not approved by stockholders at the Annual Meeting, the Equity-Based Compensation Plan will not be adopted and no Awards will be granted under the Equity-Based Compensation Plan.

The Board of Directors recommends that stockholders vote “FOR” the approval of the proposed Staktek Holdings, Inc. 2006 Equity-Based Compensation Plan.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

Wayne R. Lieberman—President and Chief Executive Officer

Mr. Lieberman, age 47, joined the Company in May 2005 as President, and was named Chief Executive Officer and director in October 2005. From February 2003 until September 2004, he served as Vice President and General Manager of the Enterprise Business Unit, Communications Business Group, of Marvell Semiconductor, Inc., a provider of storage, communications and consumer silicon solutions. From September 2001 to February 2003, he held the position of Executive Vice President of Corporate Strategy and Business Development for Radlan Inc., a provider of enterprise networking software, and from May 1996 to September 2001, he served as Worldwide Manager of DSP SW Business Strategy at Texas Instruments (TI). Prior to that, he worked in various management positions at Tartan Laboratories, Inc., which was acquired by TI in 1996, Legent, Inc., Calay Systems, Inc. and Compunetics, Inc.

James W. Cady—Chief Technical Officer and Director Nominee

Mr. Cady, age 64, is Staktek’s Chief Technology Officer. He announced his retirement effective April 1, 2006. Following his retirement, he will provide consulting services to the Company on a limited basis and will remain on the Board of Directors. Mr. Cady served as the acting Chief Technology Officer since May 2005 and was named to the position of Chief Technology Officer in October 2005. He served as President from the closing of the Staktek acquisition in August 2003 until May 2005, and as Chief Executive Officer until October 2005. He has served as a member of our Board of Directors since the closing of the Staktek acquisition. Previously, he served as President and Chief Executive Officer of Staktek Corporation since November 2001, and as a member of the Board of Directors of Staktek Corporation since December 1998. From March 1999 to November 2001, Mr. Cady served as President of Staktek Corporation. From May 1991 to March 1999, Mr. Cady served in other management positions at Staktek Corporation. Prior to that time, Mr. Cady served as Vice President of Technology and Vice President of Operations of KDT Industries and as Director of Systems Integration at National Advanced Systems, a division of National Semiconductor, an analog-based semiconductor company.

Stephanie A. Lucie—Senior Vice President, General Counsel and Corporate Secretary

Ms. Lucie, age 43, joined the Company in December 2003 as our Vice President, General Counsel and Corporate Secretary and was named Senior Vice President in October 2005. From July 2003 to December 2003, she served as Vice President, Associate General Counsel and Corporate Secretary of Cirrus Logic, Inc., a developer of mixed-signal integrated circuits. From February 2001 to July 2003, she served as Vice President and Associate General Counsel of Cirrus Logic. From January 1999 to January 2001, she served as Vice President, General Counsel and Corporate Secretary of AltaVista Company, a provider of web site search services and technology. From 1995 to 1999, she was employed by Compaq Computer Corporation, most recently as Vice President and Associate General Counsel. Prior to May 1995, she was in private practice with law firms in New York City and Houston, Texas.

W. Kirk Patterson—Senior Vice President and Chief Financial Officer

Mr. Patterson, age 47, is currently Senior Vice President and Chief Financial Officer. He joined the Company in November 2003 as Vice President and Chief Financial Officer and was named Senior Vice President in October 2005. From July 2003 to November 2003, Mr. Patterson served as Acting Chief Financial Officer, Vice President of Finance and Corporate Controller of Cirrus Logic, Inc., a developer of mixed-signal integrated circuits. From September 2001 to November 2003, he served as Vice President of Finance and Corporate Controller of Cirrus Logic, Inc., and from February 2000 to September 2001, he served as Director, Financial Planning, for Cirrus Logic. From November 1999 to February 2000, Mr. Patterson served as Regional Manager of Accounting Services of PricewaterhouseCoopers, a public accounting firm. From 1980 to 1999, Mr. Patterson served in several positions with BP Amoco Corporation, a provider of energy and petrochemicals, most recently as Manager, Planning and Economics, for the Amoco Energy Group North America.

STOCK OWNERSHIP

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of January 31, 2006 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the Named Officers in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

Beneficial Owner	Number of Shares Owned(1)	Percent(2)
Austin Ventures (3)	36,481,999	75.29%
Joseph C. Aragona (4)	36,481,999	75.29
Edward E. Olkkola (5)	36,481,999	75.29
James W. Cady (6)	1,353,628	2.79
W. Kirk Patterson(7)	544,598	1.12
Charles R. Earnhart (8)	544,382	1.12
Stephanie A. Lucie (9)	379,003	*
Harvey B. Cash (10)	215,000	*
A. Travis White (11)	215,000	*
Clark W. Jernigan (12)	34,000	*
Wayne R. Lieberman	6,233	*
Kevin P. Hegarty	0	—
All current executive officers and directors as a group (10 persons)(13)	39,229,461	80.97%

*	Less than 1% of the outstanding common stock
1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under the Staktek Holdings, Inc. 2003 Stock Option Plan are immediately exercisable, subject to our right to repurchase unvested shares at their initial purchase price, which repurchase rights lapse over a four-year period in most cases.
2)	Percentage ownership is based on 48,449,438 shares of common stock issued and outstanding on January 31, 2006. Shares of common stock, which are currently exercisable or will become exercisable within 60 days after January 31, 2006, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.
3)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. The sole general partner of Austin Ventures VII, L.P. is AV Partners VII, L.P. The general partners of AV Partners VII, L.P. are Mr. Aragona, Kenneth P. DeAngelis, Edward E. Olkkola, John D. Thornton and Blaine F. Wesner. The sole general partner of Austin Ventures VIII, L.P. is AV Partners VIII, L.P. The general partners of AV Partners VIII, L.P. are Mr. Aragona, Kenneth P. DeAngelis, Edward E. Olkkola, Christopher A. Pacitti, John D. Thornton and Blaine F. Wesner. Each of Messrs. Aragona, DeAngelis, Olkkola, Pacitti, Thornton and Wesner disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of both of these funds is 300 West 6th Street, Suite 2300, Austin, Texas 78701.
4)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. Mr. Aragona is a general partner of each of the sole general partners of Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. and may be deemed to share voting and investment power with respect to all shares held by Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. Mr. Aragona disclaims beneficial ownership of shares held by these funds except to the extent of his pecuniary interest therein

5)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. Mr. Olkkola is a general partner of each of the sole general partners of Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. and may be deemed to share voting and investment power with respect to all shares held by Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. Mr. Olkkola disclaims beneficial ownership of shares held by these funds except to the extent of his pecuniary interest therein
6)	Includes 1,225,500 shares of our common stock issuable upon the exercise of immediately exercisable options that vest until March 2006, and 139,750 shares of our common stock issuable upon the exercise of immediately exercisable options that vest until May 2006. Mr. Cady’s unvested options were accelerated by 18 months in May 2005 when we hired Mr. Lieberman to serve as our President.
7)	All shares of our common stock are issuable upon the exercise of immediately exercisable options, subject to a right of repurchase in favor of us that vests over a four-year period.
8)	Mr. Earnhart retired in June 2005. As a result of the termination of his employment as set forth in his employment agreement, 157,662 of his options were accelerated.
9)	Includes 362,485 shares of our common stock issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period; 14,518 shares of common stock; and 2,000 shares of common stock held by her spouse, of which she disclaims beneficial ownership.
10)	Includes 215,000 shares of our common stock issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.
11)	Includes 215,000 shares of our common stock issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.
12)	Includes 6,000 shares of our common stock that are held by Mr. Jernigan as custodian for his three minor children under the Uniform Gifts to Minors Act. Mr. Jernigan disclaims beneficial ownership of these shares.
13)	Includes 2,690,702 shares of our common stock issuable upon the exercise of immediately exercisable options held by our executive officers, of which 1,829,407 options are vested or vest within 60 days, and 430,000 shares of our common stock issuable upon the exercise of immediately exercisable options held by our directors, of which 250,832 of which are vested or vest within 60 days.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer, each of the other executive officers of the Company for the years ended December 31 of each 2003, 2004 and 2005, and one executive officer who would have been in the top five of the most highly compensated executive officers if he had remained an executive officer at the end of the year. The table contains compensation for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31 of each of 2003, 2004 and 2005, except that it excludes compensation in the form of perquisites and other personal benefits to a named executive officer where that compensation constituted less than $10,000. Dollar amounts have been rounded. No other executive officer who would have otherwise been included in this table on the basis of salary and bonus earned for the years ended December 31, of each of 2003, 2004 and 2005 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the “Named Officers.”

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards	All Other Compensation
Name and Principal Position(1)	Year		Salary	Bonus	Securities Underlying Options
Wayne R. Lieberman President and Chief Executive Officer	2005	(2)	$169,000	$184,000	1,007,507	$179,000	(3)

James. W. Cady Chief Technical Officer	2005 2004 2003		$300,000 300,000 246,000	$225,000 213,000 281,000	0 0 1,487,080	$13,000 12,000 263,000	(4) (4) (5)

W. Kirk Patterson Senior Vice President and Chief Financial Officer	2005 2004 2003	(6)	$210,000 205,000 24,000	$95,000 85,000 16,000	50,000 0 494,589	$13,000 10,000 —	(4) (4)

Stephanie A. Lucie Senior Vice President, General Counsel and Corporate Secretary	2005 2004 2003	(7)	$200,000 195,000 5,000	$87,000 92,000 3,200	93,735 0 268,750	$12,000 9,000 —	(4) (4)

Charles R. Earnhart Executive Vice President of Product Operations	2005 2004 2003	(8)	$131,000 200,000 197,000	$18,000 98,000 127,000	0 0 645,885	$216,000 12,000 202,000	(9) (4) (10)

(1)	We were initially incorporated in May 2003 for the sole purpose of the Staktek acquisition. Prior to the Staktek acquisition in August 2003, we had no operations and conducted no business other than in connection with the Staktek acquisition. During this time, Mr. Aragona, the chairman of our Board of Directors, served as our President. The only actions taken by Mr. Aragona as an officer were in connection with the Staktek acquisition. Mr. Aragona resigned from his respective officer position and was replaced by the executives named in the table above immediately upon the closing of the Staktek acquisition. Mr. Aragona did not receive any compensation for holding such office.
(2)	Mr. Lieberman joined the Company in May 2005.
(3)	Includes $164,000 for reimbursement of relocation costs, $13,000 in matched contributions under our 401(k) plan and $1,700 for reimbursement of life insurance.
(4)	Matched contributions under our 401(k) plan.
(5)	Includes $250,000 as a change of control bonus in connection with the Staktek acquisition and $13,000 in matched contributions under our 401(k) plan.

(6)	Mr. Patterson joined the Company in November 2003.
(7)	Ms. Lucie joined the Company in December 2003.
(8)	Mr. Earnhart retired in June 2005.
(9)	Includes $210,000 as a severance payment paid in 2006 and $6,000 in matched contributions under our 401(k) plan.
(10)	Includes $190,000 as a change of control bonus in connection with the Staktek acquisition and $12,000 in matched contributions under our 401(k) plan.

OPTION GRANTS IN LAST YEAR

The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the year ended December 31, 2005.

	Individual Grants				Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Year	Exercise Price Per Share	Expiration Date
Name					5%	10%
W. Lieberman	1,007,507	38.53%	$2.70	5/16/15	$1,710,762	$4,335,408
J. Cady	—	—	—	—	—	—
K. Patterson	50,000	1.91%	$4.02	1/12/15	126,408	320,342
S. Lucie	93,735	3.59%	$4.02	1/12/15	236,977	600,546
C. Earnhart	—	—	—	—	—	—

(1)	The options were granted for a term of ten years, subject to earlier termination in certain events relating to termination of employment. Each option entitles the option holder to purchase one share of common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant. One-quarter of the options vest on the first anniversary of the grant date, and the remainder vest monthly at a rate of 1/48th each month.
(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules and regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN LAST YEAR

AND YEAR-END OPTION VALUES

The following table provides information with respect to the number and value of securities underlying unexercised options that were held by our Named Officers as of December 31, 2005. A portion of the shares subject to these options is not yet vested and is subject to repurchase by the Company at a price equal to the option exercise price, if the options were exercised before those shares vested. No stock appreciation rights were held or exercised by the Named Officers as of the end of the year.

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year End Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at Year End(1) Exercisable/Unexercisable ($)
W. Lieberman	0	$0	0	1,007,507	$0	$4,564,007
J. Cady	25,000	$36,698	114,750	0	$626,295	$0
K. Patterson	0	$0	544,589	0	$3,465,180	$0
S. Lucie	0	$0	362,485	0	$319,636	$0
C. Earnhart (2)	0	$0	0	0	$0	$0

(1)	Based upon the market value of the Company’s common stock of $7.43 per share on December 30, 2005 (the last trading day of the year), as reported on the Nasdaq National Market, less the exercise price.
(2)	Mr. Earnhart retired in June 2005.

Employment Contracts, Termination of Employment and Change in Control Arrangements

In connection with the Staktek acquisition, we entered into an executive employment agreement with Mr. Cady in August 2003, and amended it in May 2005. We entered into executive employment agreements with Mr. Patterson in November 2003 and Ms. Lucie in December 2003, which agreements were amended in October 2005, and we entered into a similar agreement with Mr. Lieberman in May 2005, which agreement also was amended in October 2005. The employment agreements provide for the following annual base salaries for these officers:

Name	Base Salary
Mr. Lieberman	$300,000
Mr. Cady	$300,000
Mr. Patterson	$220,000
Ms. Lucie	$210,000

Each employment agreement also provides for a quarterly incentive cash bonus for each named executive officer based upon the achievement by each officer and us of quarterly financial objectives. Subject to the achievement of these objectives, each of the following officers is entitled to an aggregate annual bonus that is capped at the following respective percentages of each officer’s respective annual base salary:

Name	Base Cap %
Mr. Lieberman	120%
Mr. Cady	120%
Mr. Patterson	70%
Ms. Lucie	65%

The agreement with Mr. Cady has a specified initial term of four years, subject to successive one-year renewal periods following the expiration of the initial term, but it is terminable by either party, with or without cause, upon 30 days’ prior written notice, subject to certain severance and non-competition obligations. Mr. Cady’s employment agreement provides that if his employment is terminated without cause, as defined in the employment agreement, he is entitled to 12 months of his base salary and 18 months’ accelerated vesting of his stock options. As part of this agreement, Mr. Cady has agreed not to compete with us for a period of 12 months following the termination of his employment. We amended Mr. Cady’s agreement in May 2005 when we hired Mr. Lieberman as President. As a result of this amendment, Mr. Cady’s unvested options were accelerated by 18 months, and upon the termination of his employment, Mr. Cady is entitled to receive a lump-sum payment equal to 12 months base salary, after a six-month waiting period.

In November 2003, we entered into an executive employment agreement with Mr. Patterson for the position of Vice President and Chief Financial Officer, and in December 2003 we entered into an executive employment agreement with Ms. Lucie for the position of Vice President, General Counsel and Secretary. These agreements provide for an initial employment term of two years, subject to successive one-year renewal periods following the expiration of the initial term, but each agreement may be terminated by either party, with or without cause, upon 30 days’ prior written notice, subject to certain severance and non-competition obligations. The agreements also provide that in the event their employment is terminated without cause, as defined in each employment agreement, Mr. Patterson and Ms. Lucie are entitled to 12 months of base salary and 12 months’ accelerated vesting of their initial stock option grants following a six-month waiting period. These employment agreements include an agreement by each executive not to compete with us for a period of 12 months following the termination of employment. In October 2005, we amended these agreements to reflect the promotion of each of Mr. Patterson and Ms. Lucie to Senior Vice President, to reflect an increase in their base compensation to the amounts set forth above, and to extend the term of each agreement for two years from the amendment date.

In May 2005, we entered into an executive employment agreement with Mr. Lieberman, which we amended in October 2005 upon Mr. Lieberman’s appointment to the position of Chief Executive Officer. His original executive employment agreement in May 2005 provided for an initial employment term of two years, subject to successive one-year renewal periods following the expiration of the initial term, but the agreement could be terminated by either party, with or without cause, upon 30 days’ prior written notice, subject to certain severance and non-competition obligations. The agreement also provided that in the event his employment was terminated without cause, as defined in the employment agreement, Mr. Lieberman was entitled to 12 months of base salary and 12 months’ accelerated vesting of his stock options following a six-month waiting period. This employment agreement included an agreement by Mr. Lieberman not to compete with us for a period of 12 months following the termination of employment. In October 2005, we amended this agreement to reflect Mr. Lieberman’s promotion to Chief Executive Officer. The term was extended to three years from the amendment date; the definition of “cause” was revised; his base salary was increased to $300,000; his bonus percentage was increased to 120%; his relocation allowance was increased to $120,000; and the terms of his stock options were amended so that all of his outstanding options to purchase common stock would vest upon a change of control of the Company.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Prior to the acquisition of Staktek in 2003, Mr. Joseph Aragona served as our President. The only actions taken by Mr. Aragona in this position related to the Staktek acquisition. He resigned from this position upon the closing of the Staktek acquisition, and he did not receive any compensation as an officer.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for these individuals. The Compensation Committee also has the authority to make discretionary option grants to our executive officers under our 2003 Stock Option Plan, and will have authority to make discretionary option grants to our executive officers under our 2006 Equity-Based Compensation Plan if it is approved by our stockholders. At least annually, the Compensation Committee reviews and reassesses the adequacy of its charter, a copy of which is attached to this Proxy Statement as Exhibit B. In addition, the Compensation Committee reviews its own performance for purposes of self-evaluation and to encourage continuous improvement on an annual basis.

The Compensation Committee believes that the compensation programs for the executive officers should be designed to attract, motivate, reward and retain talented executives, which are critical to the success of the Company. In addition, the Compensation Committee believes that these compensation programs should relate compensation to corporate performance and increases in stockholder value, as well as reward individual contribution to our success, while providing a total compensation package that is competitive.

General Compensation Policy

The Compensation Committee’s policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) variable performance awards payable in cash and tied to our achievement of financial performance goals and individual accomplishments; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be variable and dependent upon our financial performance and stock price appreciation rather than base salary.

Factors

The principal factors that were taken into account in establishing each executive officer’s compensation package are described below. However, the Compensation Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future years.

Base Salary

Austin Ventures originally determined the compensation of the executive officers following the acquisition of the Company by Austin Ventures in 2003 and before the Compensation Committee was constituted. This determination was subject to review and adjustment by the Compensation Committee. The Compensation Committee retained an independent compensation consultant, who assessed the executives’ compensation with the 2004 Radford Executive Compensation Survey, compensation information provided by the Culpepper and Associates 2004 High Technology Survey, as well as filings made with the Securities and Exchange Commission of comparable publicly traded companies (collectively, the “Survey Group”).

The Compensation Committee determined that the base salaries were competitive and within acceptable ranges for the executive officers. No salaries of the Named Executive Officers were changed during 2004 and throughout most of 2005. In October 2005, the Compensation Committee again reviewed the Survey Group and determined that the base salaries of two of the executive officers were no longer competitive, so increased those salaries. The base salary for each officer reflects the salary levels for comparable positions in the published surveys. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer’s base salary is evaluated periodically on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for individuals in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers. Beginning in 2006 and in future years, the Compensation Committee will evaluate executive compensation in the summer of each year.

Variable-Performance Awards

The variable-performance awards have typically been paid in quarterly cash payments based on the preceding quarterly results in accordance with the Company’s Bonus Incentive Plan. These payments, when the criteria are satisfied, generally are paid out within 40 days after the end of a quarterly period. For the first two quarters of 2005, the cash awards were tied to a blend of overall company financial performance metrics and individual performance metrics, with the pool being funded with five percent of EBITDA, excluding the expense recorded for the bonus program. For the last two quarters of 2005, the pool was changed to include as well 35% of adjusted operating income, defined as non-GAAP operating income, excluding the expense recorded for the bonus program. This change was made to provide additional incentives in light of the significant management and organizational changes made at the Company during the second and third quarters of 2005. In addition, for the last quarter of 2005, the cash awards paid to the executive officers were tied to the Company’s performance based on EBITDA instead of individual performance metrics.

In 2006, the Compensation Committee adopted the 2006 Bonus Incentive Plan, which also is a quarterly bonus program. There are two parts of this plan. The first part covers employees who are at or below the manager level, whose bonuses are based on the Company meeting certain corporate goals, as long as the Company’s non-GAAP operating income is positive. The second part of this plan covers director-level employees, vice presidents, the Chief Technical Officer and the President/Chief Executive Officer, whose bonuses are based on the Company’s non-GAAP operating income plus the expense of this bonus plan, with certain quarterly targets established. The Company must achieve at least 75% of a quarterly target in order for any bonus to be paid for that quarter.

Long-Term Incentives

Generally, stock option grants to executive officers are made at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a multi-year period, contingent upon the officer’s continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to executive officers is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation

The Compensation Committee reviews the President and Chief Executive Officer’s base salary annually, considering Company performance, individual performance and external pay practices. Mr. Lieberman was named CEO in October 2005. In setting his total compensation, the Compensation Committee sought to make that compensation competitive with the compensation paid to chief executive officers of the companies in the Survey Group, while at the same time assuring that a significant percentage of compensation was tied to Company and individual performance and stock price appreciation. As is the case for other executives of the Company, the Company’s executive pay program, as it relates to the Chief Executive Officer, is highly leveraged toward variable compensation that rewards achievement of pre-determined corporate goals and objectives.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the year ended December 31, 2005 did not exceed the $1 million limit per officer. It is the Committee’s objective that, so long as it is consistent with the Company’s overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible for federal income tax purposes.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, on both a short-term and long-term basis.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Clark W. Jernigan, Chairman

Joseph C. Aragona

A. Travis White

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is comprised solely of independent directors, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. In addition, the Committee reviews its own performance for purposes of self-evaluation and to encourage continuous improvement on an annual basis.

As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.

The Committee serves an oversight role for the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee’s members in business, financial and accounting matters. The Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent auditors are “independent” under applicable rules.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited consolidated financial statements of Staktek contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2005, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Staktek’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

Morton L. Topfer retired from his position on the Company’s Board of Directors and Audit Committee effective December 31, 2005. In February 2006, the Board of Directors elected Kevin P. Hegarty to fill this vacant position, and is recommending that the stockholders approve the re-election of Mr. Hegarty.

Submitted by the Audit Committee of the Company’s Board of Directors:

A. Travis White, Chairman

Harvey B. Cash

Kevin P. Hegarty

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Ernst & Young as Staktek’s independent registered public accounting firm to audit Staktek’s consolidated financial statements for the year ended December 31, 2005. During this year, Ernst & Young served as the Company’s independent registered public accounting firm and also provided certain tax services. Representatives of Ernst & Young attended all meetings of the Audit Committee in 2005. The Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm to audit its consolidated financial statements for the year ended December 31, 2006.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board of Directors in this Proxy Statement, as well as the Audit Committee Charter attached to this Proxy Statement as Exhibit A and posted on our web site under Investor Relations.

A representative of Ernst & Young is expected to attend the meeting and be available to respond to questions and, if he or she desires, to make a statement.

Audit and Related Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for the years 2005 and 2004.

	2005	2004
Audit Fees(1)	$220,000	$250,500
Audit-Related Fees(2)	13,000	29,070
Tax Fees(3)	62,205	250,946
All Other Fees(4)	1,483	1,624

TOTAL	$296,688	$532,140

(1)	Audit Fees. Fees for audit services include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. The amount for 2004 reflects an increase of $60,000 over the amount reported in 2005 as a result of a higher amount billed by Ernst & Young for audit services than had originally been estimated.
(2)	Audit-Related Fees. Principally includes fees associated with the audit of our 2003 401(k) plan, registration statements filed on Form S-8 and accounting consultations.
(3)	Tax Fees. For 2005, includes $59,265 for tax compliance services and $2,940 for all other tax services, including tax advice and tax planning. For 2004, includes $102,312 for tax compliance services and $148,634 for all other taxes services, including tax advice and tax planning. The amounts for 2004 reflect an additional approximate amount of $16,000 that was not reported in 2005 for services performed in Mexico.
(4)	All Other Fees. All other fees are for the purchase of accounting-related online research tools.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Austin Ventures

Austin Ventures and its affiliates beneficially own approximately 75% of our outstanding common stock. Set forth below is a brief description of the existing relationships and agreements between Austin Ventures and us.

Board of Directors

Joseph Aragona, a general partner of Austin Ventures, is Chairman of our Board of Directors and serves as Chair of our Nominating and Governance Committee. Clark Jernigan, a principal of Austin Ventures, is one of our directors and serves as Chair of our Compensation Committee. Edward Olkkola, an operating partner of Austin Ventures, is one of our directors.

Registration Rights

Austin Ventures has registration rights with respect to the shares of our common stock that it holds.

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a comparison of five-year cumulative total stockholder return, calculated on a dividend reinvestment basis, for Staktek, the Nasdaq Stock Market and the RDG Semiconductor Composite.

Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN*

AMONG STAKTEK HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any prior filings, nor shall this graph or report be incorporated by reference into any future filings made by the Company under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons, the Company believes that during the last year, all filings were made on a timely basis except for one Form 4 filed on behalf of Mr. Topfer.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and Proxy Statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.”

If you received a householding communication, your broker will send one copy of Staktek’s 2005 Proxy Statement and Annual Report on Form 10-K for 2005 to your address, unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save us the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP-ICS, 51 Mercedes Way, Edgewood, NY 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to Staktek, Corporate Secretary, 8900 Shoal Creek Blvd, Suite 125, Austin, TX 78757 or contact Shelton Investor Relations at (972) 385-0286 and www.investors@staktek.com.

COMMUNICATING WITH US

We have from time to time received calls from stockholders inquiring about the available means of communications with us. We thought that it would be helpful to describe these arrangements which are available for your use.

Information About Staktek

If you would like to receive information about Staktek, you may use one of these convenient methods:

1. To have information, such as our latest Annual Report on Form 10-K or Form 10-Q, mailed to you, please call Shelton Investor Relations at (972) 385-0286.

2. To view our home page on the Internet, use our Internet address: www.staktek.com. Our home page gives you access to product, marketing and financial data, job listings, and an on-line version of this Proxy Statement, our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Internet access to this information has the advantage of providing you with up-to-date information about us throughout the year. You may also sign up to receive e-mail alerts on the Investor Relations section of our web site.

Communications With Us

If you would like to write to us, please send your correspondence to the following address:

Staktek Holdings, Inc.

Attention: Corporate Secretary

8900 Shoal Creek Blvd., Suite 125

Austin, TX 78757

Confidential Hotline

We have two confidential ways for employees and other individuals to report possible violations of our policies, accounting and financial matters, harassment, discrimination and other issues.

Internet

You may report by accessing our web site at www.staktek.com, going to the Investor Relations home page, clicking on “Contact the Board” and completing the online form.

Phone

You may call our confidential hotline at 512/454-9531, ext. 399.

Stockholder Communications With Our Board

Our stockholders may communicate with our Board of Directors or any of our individual directors by submitting correspondence by mail to our Corporate Secretary:

Staktek Holdings, Inc.

Attention: Corporate Secretary

8900 Shoal Creek Blvd., Suite 125

Austin, TX 78757

Our Corporate Governance Guidelines provide that the Corporate Secretary will distribute to the Board all communications from stockholders unless there are safety or security concerns that mitigate against transmission of the communication, as determined by the Corporate Secretary. The Corporate Secretary is required to advise the directors of any communication withheld for safety or security reasons as soon as practicable.

Stock Transfer Agent

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Computershare Inventor Services LLC, at (312) 360-5127. You may also visit its web site at www.computershare.com for step-by-step transfer instructions.

Of course, as a stockholder, you will continue to receive the Annual Report on Form 10-K and Proxy Statement.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 10, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

Wayne R. Lieberman

President and Chief Executive Officer

Austin, Texas

March 10, 2006

EXHIBIT A

Staktek Holdings, Inc.

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

I. PURPOSE

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Staktek Holdings, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations, and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall consist of three or more directors selected by the Board. The Committee shall be constituted in accordance with the independence and experience requirements of the National Association of Securities Dealers and the SEC.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall qualify as an audit committee financial expert in accordance with the rules of the SEC.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced as determined by the Board.

III. MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members shall represent the valid action of the Committee.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

A. Oversight of the Company’s Independent Auditor

1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each auditor reporting directly to the Committee.

2. Approve in advance the engagement of independent auditors for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any engagement, or delegate to one or more members of the Committee the authority to pre-approve any engagement of independent auditors, provided that any pre-approval by one or more members of the Committee shall be reported to the full Committee at its next scheduled meeting

3. Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of these policies on auditor independence.

4. Regularly review with the independent auditor any significant difficulties encountered during the course of audits, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of financial statements.

5. Review any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

6. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of any alternative disclosures and treatments and the treatment preferred by the independent auditor.

7. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended.

B. Review of Financial Reporting, Policies and Processes

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including the MD&A portion of the Company’s filings, and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2. Review and discuss prior to public release the Company’s earnings press releases, including any “pro forma” or adjusted financial information.

3. Review any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the financial statements.

4. Review any special audit steps adopted in light of material control deficiencies. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

5. Review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in these reports within the time periods specified by the SEC for the filing of these reports, and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of the disclosure controls.

C. Risk Management, Related Party Transactions, Legal Compliance and Ethics

1. Review with the chief executive and chief financial officers of the Company any report on significant deficiencies in the design or operation of the internal control structure and procedures for financial reporting that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in internal controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

2. Review and approve any related-party transactions, after reviewing each transaction for potential conflicts of interests and other improprieties.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4. Prepare, or cause to be prepared, the Report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

5. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

6. Review and reassess, at least annually, this Charter’s adequacy as appropriate.

V. COMPENSATION

Each member of the Committee shall be entitled to compensation for meeting attendance and to reimbursement for reasonable out-of-pocket expenses.

EXHIBIT B

Staktek Holdings, Inc.

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

This Charter specifies the scope of the responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Staktek Holdings, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s executive officers and directors. In carrying out these responsibilities, the Committee shall review all components of executive officer and director compensation for consistency with the Committee’s compensation philosophy as in effect from time to time.

The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

Except as otherwise permitted by the Marketplace Rules of the National Association of Securities Dealers (“NASD”), the Committee shall consist of at least three directors. The Committee shall be constituted in accordance with the independence requirements of the NASD and Securities and Exchange Commission (“SEC”). For so long as the Company remains a “controlled company” as defined in the Marketplace Rules of the NASD, the Committee need not consist entirely of directors meeting the independence requirements of the NASD and SEC.

A director shall not serve as a member of the Committee if the Chief Executive Officer or another executive officer of the Company serves on the compensation committee of another company that employs that director as an executive officer.

The members shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed by the Board.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members shall represent the valid action of the Committee.

III. MEETINGS

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate, to perform its duties hereunder and to determine the terms, costs and fees for any engagements.

The Committee shall meet as often as it deems appropriate to review the compensation of the executive officers and other employees of the Company and the directors of the Company, and otherwise perform its duties under this Charter.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee, to the extent it deems necessary or appropriate, shall:

1. Review and approve all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation.

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2. Review and approve all compensation for executive officers other than the Chief Executive Officer, including incentive-based and equity-based compensation.

3. Review and approve annual performance objectives and goals relevant to compensation for the Chief Executive Officer and the other executive officers and evaluate the performance of the Chief Executive Officer and other executive officers in light of these goals and objectives.

4. Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers.

5. Review and propose to the Board from time to time changes in director compensation.

6. Perform other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

7. Make regular reports to the Board of Directors regarding its deliberations.

8. Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

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EXHIBIT C

Staktek Holdings, Inc.

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

This Charter specifies the scope of the responsibilities of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Staktek Holdings, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, and (vi) provide oversight in the evaluation of the Board and each committee.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

Except as otherwise permitted by the Marketplace Rules of the National Association of Securities Dealers (“NASD”), the Committee shall consist of at least three directors. The Committee shall be constituted in accordance with the independence requirements of the NASD and Securities and Exchange Commission (“SEC”). For so long as the Company remains a “controlled company” as defined in Marketplace Rules of the NASD, the Committee need not consist entirely of directors meeting the independence requirements of the NASD and SEC.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for these engagements. Without limitation, the Committee shall have the authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for these engagements.

III. MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Committee, to the extent it deems necessary or appropriate, shall:

A. Nominating Functions

1. Evaluate and select, or recommend to the Board, director nominees for each election of directors.

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2. Determine criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

3. Consider any nominations of director candidates validly made by stockholders.

4. Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

B. Corporate Governance Functions

1. Develop, recommend for Board approval, and review on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company. These principles shall include director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees.

2. Make regular reports to the Board regarding its deliberations.

3. Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

4. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

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EXHIBIT D

Staktek Holdings, Inc.

BOARD OF DIRECTORS’

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of Staktek Holdings, Inc. (the “Company”) has adopted these Corporate Governance Guidelines (these “Guidelines”) to further the Board’s goals of providing effective governance of the Company’s business and to promote the effective functioning of the Board and its Committees in their direction of the business and affairs of the Company through the selection and oversight of management. The formal requirements pertaining to the Company’s governance structure can be found in the Company’s certificate of incorporation and bylaws. These Guidelines are intended to provide guidance and insight into the Company’s corporate governance. The Board recognizes that there is an on-going and energetic debate about corporate governance, and these Guidelines are not intended to address all circumstances and events that the Board will face. The Board will review these Guidelines and other aspects of the Company’s corporate governance as often as it deems necessary and will make refinements and changes as circumstances warrant.

Role of Board and Management

The Company’s business is conducted by its employees and officers under the direction of the Chief Executive Officer and the oversight of the Board. The Board, which is elected by the stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects the Chief Executive Officer and other officers, who are charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors and oversees the performance of management for the benefit of the Company’s stockholders.

The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In fulfilling that responsibility, the directors may reasonably rely on the honesty and integrity of the Company’s senior management and legal, accounting, financial and other advisors. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

•	selecting, evaluating and compensating the Chief Executive Officer and other officers and overseeing any succession planning;

•	understanding, reviewing and monitoring implementation of operating plans and budgets;

•	reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

•	assessing major risks facing the Company and considering options for their mitigation; and

•	ensuring necessary controls and processes are put into place by management to maintain the integrity of the Company and its financial reporting.

Size of Board

The Board currently has eight (8) members. The Board reviews from time to time the appropriate size of the Board. The Board will consider changing its size to accommodate outstanding candidates or to satisfy specific governance needs.

Presiding Director; Lead Director Concept

The presiding director shall be the Chairman of the Board, if present, or in his absence, the Chief Executive Officer, or in such person’s absence, the director present who has the most seniority on the Board. The Presiding Director shall be responsible to chair the Board’s executive sessions.

The Company does not believe that it is either necessary or desirable to establish a lead director. The Chairman of the Board, who presides at all meetings of the Board, takes the lead role in the boardroom. The Chairman of the various Board Committees takes the lead on matters falling within their purview that should not involve the Chief Executive Officer.

Separation of Chairman and Chief Executive Officer

The Board is free to select its Chairperson in the manner and upon the criteria that it deems best for the Company at the time of selection, except that the Chief Executive Officer shall not be eligible to be selected as Chairperson.

Director Qualifications

The Nominating and Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This assessment should include issues of skill such as understanding of manufacturing, technology, finance and marketing, all in the context of an assessment of the perceived needs of the Board at that point in time. Directors should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. They must also have an inquisitive and objective perspective and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business and technology, and in areas that are relevant to the Company’s activities. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make. Board members are expected to rigorously prepare for, attend and participate in all Board and applicable Committee meetings.

Committees

The Board will at all times have an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board may from time to time establish additional committees as necessary or appropriate. Committee members will be appointed by the Board upon the recommendation of the Nominating and Governance Committee. Consideration should be given to rotating committee members periodically, but rotation should not be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes of the committees as well as qualifications for committee membership. The charters shall be posted on the Company’s website.

The Chairman of each committee, in consultation with the committee members and senior management, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.

Director Independence

The Company is currently a “controlled company” within the meaning of NASD Marketplace Rule 4350(c). As such, the Company is not required to consist of a majority of independent directors. In the event the Company no long becomes a “controlled company,” the Board believes that the Board should consist of a majority of directors who meet the independence requirements of the NASD and any other applicable laws, rules and regulations. The Board will affirmatively determine on an annual basis whether each director is independent and will make any required disclosures.

All members of the Audit Committees will meet the heightened independence standards of the NASD Marketplace Rules, the Securities Exchange Act of 1934, as amended, and any other applicable laws, rules and regulations.

As a “controlled company,” the Company is also exempt from NASD Marketplace Rules 4350(c)(3) and (c)(4) requiring the compensation of officers and the nomination of directors to be determined by a committee of independent directors or a majority of independent directors.

In making a determination regarding a director’s independence, the Board shall consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may, in its discretion, determine relevant.

Director Nomination Process

The Nominating and Governance Committee will review annually the results of the evaluation of the Board and its committees, and the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The Nominating and Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the Committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Nominating and Governance Committee. If the Committee believes that the Board requires additional candidates for nomination, the Committee may engage a third-party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee. In making the determinations regarding nominations of directors, the Nominating and Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of constructive working relationships among directors.

Limits On Director Outside Activities; Change in Responsibilities

Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.

Directors who also serve as Chief Executive Officers or in equivalent positions should not serve on more than two boards of public companies in addition to the Board, and other directors should not serve on more than four other boards of public companies in addition to the Company’s Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the Company’s Board.

Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

Term Limits; Retirement Age

The Board does not believe it should establish term limits. The Board believes that term limits hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Board members will retire at age 70.

Executive Sessions; Access to Management

The Company’s independent directors will usually meet in executive session either before or after each regularly scheduled Board meeting.

The independent members of the Board shall have access to, and are encouraged to contact, the Company’s management in order to obtain the information necessary to fulfill their duties. The Board may establish a process for such inquiries. Management is encouraged to invite Company employees to Board meetings where management participation will provide the Board with additional insight into the matters being considered.

Retention of Advisors and Consultants

The Board and each Committee of the Board shall have the authority to retain outside financial, legal or other advisors as they deem appropriate, and shall have the authority to obtain advice, reports or opinions from internal and external counsel and advisors, without consulting with or obtaining approval from any officer of the Company.

Board and Committee Evaluation

The Board and each Committee will perform an annual self-evaluation. During the fourth quarter of each year, the directors will be requested to verbally provide their assessments of the effectiveness of the Board and the Committees on which they serve to the Nominating and Governance Committee. The Nominating and Governance Committee should also report its assessment of the Board’s compliance with these principles set forth in these guidelines as well as identification of areas in which the Board or Committees could improve performance.

Communications by Stockholders with Directors

Stockholders who have a concern about the Company’s conduct, or about the Company’s controls or procedures, may communicate such concerns with any and all Company directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Board of Directors

c/o Corporate Secretary

Staktek Holdings, Inc.

8900 Shoal Creek Boulevard, Suite 125

Austin, Texas 78757

Fax: (512) 454-2598

Email Address: slucie@staktek.com

Communications may be confidential or anonymous, and the Company’s Code of Conduct prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve a concern.

The Corporate Secretary shall receive, distribute to the Board and arrange responses to communications from stockholders and shall be identified as the recipient of such communications in the annual meeting proxy statement.

The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary shall relay all communications to directors absent safety or security issues.

The Company will make every reasonable effort to schedule its annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. All directors shall make every reasonable effort to attend the Company’s annual meeting of stockholders.

Director Compensation

On an annual basis, the Compensation Committee shall review the compensation for non-employee directors. The Compensation Committee shall be responsible for recommending to the full Board changes in the compensation for non-employee directors, and shall be guided by the following goals:

•	directors should be fairly compensated for the work required in discharge of their duties;

•	compensation should align the directors’ interests with the long-term interests of stockholders; and

•	the compensation policy should be easy for stockholders to understand.

While the Board does not shall not establish the level of share ownership for individual directors, the Board believes that directors’ holding equity securities aligns their interests with the long-term interests of the Company’s stockholders.

Director Education and Orientation

The Chief Financial Officer and the General Counsel shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Any orientation program shall include meetings with senior management and visits to the Company’s facilities. Incumbent directors shall also be invited to attend the orientation program. All directors will comply with any continuing education requirements developed by the NASD.

Chief Executive Officer Evaluation

The Compensation Committee conducts a review at least annually of the performance of the Chief Executive Officer. The Compensation Committee shall establish the evaluation process and determine the specific criteria on which the performance of the Chief Executive Officer is evaluated.

Succession Planning

The Compensation Committee shall conduct a periodic review of the Company’s succession planning for its executive officers, including policies and principles for Chief Executive Officer selection and succession in the event of an emergency or the retirement of the Chief Executive Officer. The Committee shall report its recommendation to the Board. The Nominating and Governance Committee shall evaluate and nominate potential successors to the Board as circumstances warrant.

Stockholder Rights Plan

The Company does not have a stockholder rights plan (“poison pill”) and does not intend to adopt one.

EXHIBIT E

Staktek Holdings, Inc.

2006 EQUITY-BASED COMPENSATION PLAN

1. Purpose. The purpose of the Staktek Holdings, Inc. 2006 Equity-Based Compensation Plan (the “Plan”) is to provide a means through which Staktek Holdings, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and its Subsidiaries and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company’s stock, thereby strengthening their concern for the welfare of the Company and its Subsidiaries and their desire to remain in its employ. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for granting Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any SAR (including Limited SAR), Restricted Stock Award, Restricted Stock Units, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(g) “Cause” shall mean any of the following: (i) the Participant’s theft of property of the Company or its Subsidiaries or falsification of any documents or records of the Company or its Subsidiaries; (ii) the Participant’s improper use or disclosure of the confidential or proprietary information of the Company or its Subsidiaries; (iii) any action by the Participant which has a detrimental effect on the reputation or business of the Company or its Subsidiaries; (iv) the Participant’s failure or inability to perform any reasonable assigned duties or the breach by Participant of any duties to the Company, its Subsidiaries or their respective stockholders; (v) any breach by the Participant of any employment or service agreement between the Participant and the Company or its Subsidiaries; or (vi) the Participant’s conviction (including any plea of guilty or no contest) of any felony, criminal fraud, theft or crime of moral turpitude.

(h) “Change in Control” means an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the

Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more Subsidiaries. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

(l) “Disability” means the permanent and total disability of the Participant within the meaning of section 22(e)(3) of the Code.

(m) “Dividend Equivalent” means a right, granted to a Participant under Section 6(f), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(n) “Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(q) “Fair Market Value” means, for a particular day:

(i) if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v) if shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

(r) “Limited SAR” means a right granted to a Participant under Section 6(b) hereof.

(s) “Option” means a right, granted pursuant to the Staktek Holdings, Inc. Amended and Restated 2003 Stock Option Plan, as amended from time to time, to purchase Stock at a specified price during specified time periods.

(t) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(g) hereof.

(u) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(w) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(x) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of regulation 1.162-27 under section 162(m) of the Code.

(y) “Restricted Stock” means Stock granted to a Participant under Section 6(c) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(z) “Restricted Stock Units” means a right, granted to a Participant under Section 6(d) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(aa) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(bb) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(cc) “Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(dd) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(b) hereof.

(ee) “Subsidiary” means with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3. Administration

(a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects, in order to comply with Rule 16b-3 or for any other reason, to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units, or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and period or periods of exercisability of SARs; (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any Award; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, and Beneficiaries or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4. Stock Subject to Plan

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 800,000 shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Issued Pursuant to Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Eligible Persons. In any 12-month period established by the Committee during any part of which this Plan is in effect, a Covered Employee may not be granted stock-based Awards relating to more than 100,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, or $700,000 with respect to Awards the value of which is not based on Stock.

6. Specific Terms of Awards

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise or settlement (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 2(h) hereof) over (B) the grant price of the SAR as determined by the Committee.

(ii) Rights Related to Options. A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise or settlement, to surrender that Option or any portion thereof, to the extent unexercised or not settled, and to receive payment of an amount computed pursuant to Subsection 6(b)(ii)(B). That Option shall then cease to be exercisable or settleable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A) A Stock Appreciation Right granted in connection with an Option shall be exercisable or settleable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B) Upon the exercise or settlement of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1) the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise or settlement of the Stock Appreciation Right, by

(2) the number of shares as to which that Stock Appreciation Right has been exercised or settled.

(iii) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable or settleable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

(A) Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

(B) Each Award agreement shall state the time at which the Stock Appreciation Right will vest, the time the Stock Appreciation Right will be settled, or the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(C) Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised or settled.

(D) Each Stock Appreciation Right shall entitle a Participant, upon exercise or settlement thereof, to receive payment of an amount determined by multiplying:

(1) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise or settlement of that Stock Appreciation Right, by

(2) the number of shares as to which the Stock Appreciation Right has been exercised or settled.

(iv) Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised or settled in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not any SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(b), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(v) Effect of Termination of Service

(A) SAR Exercisability. Subject to earlier termination of an SAR as otherwise provided herein and unless otherwise provided by the Board in the grant of an SAR and set forth in the SAR agreement, an SAR shall be exercisable after a Participant’s termination of service only during the applicable time period determined in accordance with this Section 6(b)(v) and thereafter shall terminate:

(1) Disability. If the Participant’s service with the Company or a Subsidiary, as applicable, terminates because of the Disability of the Participant, the SAR, to the extent unexercised and exercisable on the date on which the Participant’s service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s service terminated, but in any event no later than the date of expiration of the SAR’s term as set forth in the SAR agreement evidencing such SAR (the “SAR Expiration Date”) and only to the extent exercisable on the date on which the Participant’s service terminated.

(2) Death. If the Participant’s service with Company or a Subsidiary, as applicable, terminates because of the death of the Participant, the SAR, to the extent unexercised and exercisable on the date on which the Participant’s service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s service terminated, but in any event no later than the SAR Expiration Date and only to the extent exercisable on the date on which the Participant’s service terminated. The Participant’s service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such other period of time as determined by the Board, in its discretion) after the Participant’s termination of service (unless the termination was for Cause).

(3) Cause. If the Participant’s service with the Company or a Subsidiary, as applicable, is terminated for Cause, the SAR shall terminate and cease to be exercisable immediately upon such termination of service.

(4) Other Termination of Service. If the Participant’s service with the Company or a Subsidiary, as applicable, terminates for any reason, except Disability, death or Cause, the SAR, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s service terminated, but in any event no later than the SAR Expiration Date and only to the extent exercisable on the date on which the Participant’s service terminated.

(B) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an SAR within the applicable time periods set forth in Section 6(b)(v)(A) is prevented by the provisions of Section 10(j) below, the SAR shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company or a Subsidiary, as applicable, that the SAR is exercisable, but in any event no later than the SAR Expiration Date and only to the extent exercisable on the date on which the Participant’s service terminated.

(C) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6(b)(v)(A) of shares acquired upon the exercise of the SAR would subject the Participant to suit under section 16(b) of the Exchange Act, the SAR shall remain exercisable until the earliest to occur of (1) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (2) the one hundred and ninetieth (190th) day after the Participant’s termination of service, or (3) the SAR Expiration Date.

(c) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents under Section 6(f) in connection with an Award of Restricted Stock Units. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(e) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(f) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation bonus Stock grants, Stock in lieu of salary or other compensation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(g).

7. Certain Provisions Applicable to Awards

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, SARs granted with a grant price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any SAR exceed a period of ten years.

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an

SAR or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b).

(e) Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

8. Performance and Annual Incentive Awards

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.

Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business and Individual Performance Criteria.

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or contribution margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (9) total stockholder return; (10) debt reduction; (11) combined ratio; (12) reduction in expense ratio; (13) gross margin; (14) yield; and (15) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Recapitalization or Reorganization

(a) Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the per person share limitation set forth in Section 5 shall be increased proportionately, (C) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (D) the grant price for each share of Stock (or other kind of shares or securities) subject to then outstanding SARs shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding SARs remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the per person share limitation set forth in Section 5 shall be decreased proportionately, (C) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (D) the grant price for each share of Stock (or other kind of shares or securities) subject to then outstanding SARs shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding SARs remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

(iv) Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Corporate Restructuring. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by Awards theretofore granted shall be adjusted so that such Awards shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Awards and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization. Upon a Change in Control outstanding Awards will vest and become fully exercisable. The Committee, acting in its sole discretion without the consent or approval of any holder, shall make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding; provided, further, that the right to make such adjustments shall include, but not be limited to, the modification of an Award such that the holder of the Award shall be entitled to receive (in lieu of the total shares that the holder would otherwise be entitled to purchase or receive under the Award (the “Total Shares”)), the number of shares of stock, other securities, cash or property to which the Total Shares would have been entitled to in connection with the Change in Control, at an aggregate grant price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Award immediately before the consummation of the Change in Control.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

10. General Provisions

(a) Transferability. Awards shall not be transferable other than by will or the laws of descent and distribution.

(b) Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(d) Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e) Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(g) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(i) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of a Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, the Company may, as a condition precedent to the exercise of such Stock Appreciation Right or vesting of any Restricted Stock Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Stock Appreciation Right shall be exercisable and no restriction on any Restricted Stock Award shall lapse with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k) Plan Effective Date and Stockholder Approval. This Plan has been adopted by the Board and became effective upon approval by the stockholders of the Company at the annual meeting on                     , 2006.

Annual Meeting of Stockholders Staktek Holdings, Inc. 8900 Shoal Creek Blvd. Suite 125 Austin, Texas 78759 April 20, 2006 1:00 P.M. ADMIT ONE	Annual Meeting of Stockholders Staktek Holdings, Inc. 8900 Shoal Creek Blvd. Suite 125 Austin, Texas 78759 April 20, 2006 1:00 P.M. ADMIT ONE

Staktek Holdings, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

annual meeting of stockholders

april 20, 2006

The Stockholder(s) hereby appoint(s) W. Kirk Patterson and Stephanie A. Lucie, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Staktek Holdings, Inc. that stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M. Central Time on April 20, 2006 at Staktek Holdings, Inc., 8900 Shoal Creek Blvd., Suite 125, Austin, Texas 78757, and any adjournment or postponement thereof.

this proxy, when properly executed, will be voted as directed by the stockholder(s). if no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the board of directors and for each proposal.

please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

continued and to be signed on reverse side

Staktek Holdings, Inc.

OPTIONS FOR SUBMITTING PROXY VOTE BY INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE #-###-###-####

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Staktek Holdings, Inc, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Staktek Holdings, Inc.

Proposal 1 – Election of Directors

The Board of Directors Recommends a Vote FOR all nominees

Nominees:

For All Withhold All For All Except:

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To withhold authority to vote for any individual, mark “For All Except” and write the nominee’s number on the line below.

(01)	Joseph C. Aragona (05) Clark W. Jernigan
(02)	James W. Cady (06) Wayne R. Lieberman
(03)	Harvey B. Cash (07) Edward E. Olkkola
(04)	Kevin P. Hegarty (08) A. Travis White

Proposal 2 – Approval of the Staktek 2006 Equity-Based Compensation Plan

The Board of Directors Recommends a Vote FOR the proposal

For Against Abstain

?? ?? ??

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

Signature (PLEASE SIGN WITHIN THE BOX) Date Signature (Joint Owners) Date